                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         NEW JERSEY RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        NEW JERSEY RESOURCES CORPORATION


                               1415 WYCKOFF ROAD


                             WALL, NEW JERSEY 07719

                            ------------------------

                                PROXY STATEMENT

                                      AND


                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON JANUARY 29, 1997

                            ------------------------

     The Annual Meeting (the "Meeting") of Stockholders of New Jersey Resources Corporation (the "Company") will be held at 10:30 a.m., Wednesday, January 29, 1997, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, for the following purposes:

     1. To elect five directors to the Board of Directors.

     2. To approve the action of the Board of Directors in retaining Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 1997.

     3. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 13, 1996, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for 1996 has either been mailed to all stockholders or is being mailed concurrently with this proxy material.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope.


                                                OLETA J. HARDEN

                                                     Secretary


Wall, New Jersey


December 20, 1996

                                PROXY STATEMENT
                            ------------------------

                        NEW JERSEY RESOURCES CORPORATION

                               1415 WYCKOFF ROAD


                             WALL, NEW JERSEY 07719

                            ------------------------


                         ANNUAL MEETING OF STOCKHOLDERS


                                JANUARY 29, 1997


     This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the "Meeting") of Stockholders of New Jersey Resources Corporation (the "Company"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this proxy and urges you to sign, date, and return it immediately to the Secretary of the Company. The prompt cooperation of the stockholders is necessary in order to ensure a quorum and to avoid unnecessary expense and delay.

     The proxies hereby solicited vest in the proxy holders voting rights with respect to the election of directors (unless the stockholder marks the proxy so as to withhold that authority) and on all other matters voted upon at the Meeting. The shares represented by each duly executed proxy will be voted and, where a choice is specified by the stockholder on the proxy, the proxy will be voted in accordance with the specification so made. As provided by New Jersey law, abstentions, broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the vote.


     The proxy is revocable on written instructions or by a later dated proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are being mailed to stockholders on or about December 20, 1996.


                            PLACE OF ANNUAL MEETING

     The Board has designated the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, January 29, 1997.

                VOTING OF SECURITIES AND STOCKHOLDER INFORMATION

     Only holders of record of the Company's outstanding Common Stock at the close of business on December 13, 1996, are entitled to notice of and to vote at the Meeting. At the close of business on December 13, 1996, there were 18,084,162 outstanding shares of Common Stock. Each share is entitled to one vote. No person to the knowledge of the Company held beneficially 5% or more of the Company's Common Stock as of December 13, 1996.

     The following table sets forth, as of December 13, 1996, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group. The shares owned by all such persons as a group constitute less than 1 % of the total shares outstanding.


                                                  TITLE OF             AMOUNT AND NATURE OF
                     NAME                         SECURITY          BENEFICIAL OWNERSHIP(1)(2)
----------------------------------------------  ------------       ----------------------------
Bruce G. Coe..................................  Common Stock         5,200 shares   -  Direct
Francis X. Colford............................  Common Stock         9,865 shares   -  Direct
                                                                       624 shares   -  Indirect
Leonard S. Coleman............................  Common Stock         1,200 shares   -  Direct
Laurence M. Downes............................  Common Stock         9,683 shares   -  Direct
                                                                       106 shares   -  Indirect
Gary A. Edinger...............................  Common Stock         6,245 shares   -  Direct
                                                                        17 shares   -  Indirect
Joe B. Foster.................................  Common Stock         3,218 shares   -  Direct
Hazel S. Gluck................................  Common Stock         1,200 shares   -  Direct
Warren R. Haas................................  Common Stock         8,038 shares   -  Direct
Oleta J. Harden...............................  Common Stock         8,393 shares   -  Direct
                                                                        76 shares   -  Indirect
Lester D. Johnson.............................  Common Stock         1,200 shares   -  Direct
Dorothy K. Light..............................  Common Stock         4,513 shares   -  Direct
                                                                        35 shares   -  Indirect
Glenn C. Lockwood.............................  Common Stock         4,315 shares   -  Direct
Donald E. O'Neill.............................  Common Stock         5,464 shares   -  Direct
Richard S. Sambol.............................  Common Stock        40,480 shares   -  Direct
                                                                     7,151 shares   -  Indirect(3)
Charles G. Stalon.............................  Common Stock         3,989 shares   -  Direct
John J. Unkles, Jr. ..........................  Common Stock         6,221 shares   -  Direct
Gary W. Wolf..................................  Common Stock           200 shares   -  Direct
George R. Zoffinger...........................  Common Stock         6,200 shares   -  Direct
All Directors and Executive Officers as a
  Group.......................................  Common Stock       125,624 shares   -  Direct
                                                                     8,009 shares   -  Indirect


------------------

(1) The number of shares owned and the nature of each ownership, not being within the knowledge of the Company, have been furnished by each individual.



(2) Includes shares subject to currently exercisable options or any options exercisable within the next 60 days as follows: Mr. Coleman -- 1,000 shares; Mr. Colford -- 4,414 shares; Mr. Downes -- 6,650 shares; Mr.
    Edinger -- 2,870 shares; Mr. Foster -- 1,000 shares; Ms. Gluck -- 1,000 shares; Mrs. Harden -- 4,255 shares; Mr. Lockwood -- 2,149 shares; Mr. O'Neill -- 5,000 shares; Mr. Sambol -- 6,000 shares; Dr. Stalon -- 1,000 shares; Mr. Unkles -- 1,000 shares; and all directors and executive officers as a group -- 36,338 shares.



(3) 7,051 shares of which are owned by Sambol Construction Company.

                             ELECTION OF DIRECTORS


                            [ITEM (1) ON PROXY CARD]


                                     ITEM 1


ELECTION OF DIRECTORS


     The Board of Directors currently consists of fourteen members divided into three classes with overlapping three-year terms. Messrs. O'Neill and Sambol are retiring from the Board of Directors, effective as of the date of the Meeting, and are not being replaced at this time; therefore, subsequent to the Meeting, the Board of Directors will consist of twelve (12) members.


     Five individuals have been nominated for election as directors at the Meeting, one to serve for a one-year term expiring in 1998 and four to serve for three-year terms expiring in 2000, until their respective successors are elected and have qualified. Each of the nominees is now serving as a director of the Company. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares it represents for all of the nominees for election as directors.

     The affirmative vote of a plurality of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the nominees listed below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

                            NOMINEE FOR ELECTION AS

                      DIRECTOR WITH TERM EXPIRING IN 1998



                                                            BUSINESS EXPERIENCE
         NAME AND PERIOD                                   DURING PAST FIVE YEARS
       SERVED AS DIRECTOR            AGE                   AND OTHER AFFILIATIONS
---------------------------------    ---     --------------------------------------------------
Warren R. Haas...................    69      Retired. Formerly Vice President, Merrill Lynch
  Director since 1987                          Specialists, Inc. (stock exchange specialists)
                                               and Partner, Tompane & Co. prior thereto for
                                               more than five years; Member, New York Stock
                                               Exchange and American Arbitration Association;
                                               Trustee, St. Clare's/Riverside Medical Center,
                                               Intrepid Foundation; Director, Fisher Armed
                                               Forces Foundation, Marine Corps. Assoc., Inc.;
                                               Arbitrator, New York Stock Exchange and
                                               President, Marine Corps Law Enforcement
                                               Foundation.
                                   NOMINEES FOR ELECTION AS
                             DIRECTORS WITH TERMS EXPIRING IN 2000
Bruce G. Coe.....................    66      Formerly Chairman of the Board of Directors of the
  Director since 1984                          Company from April 1995 to September 1996;
                                               President, New Jersey Business & Industry
                                               Association from 1982 to April 1996; Director
                                               Emeritus, New Jersey Manufacturers Insurance
                                               Company.

                                                            BUSINESS EXPERIENCE
         NAME AND PERIOD                                   DURING PAST FIVE YEARS
       SERVED AS DIRECTOR            AGE                   AND OTHER AFFILIATIONS
---------------------------------    ---     --------------------------------------------------
Hazel S. Gluck...................    62      President, The Gluck - Shaw Group (formerly Policy
  Director since 1995                          Management & Communications, Inc.) since April
                                               1994; Founder and President, Public Policy
                                               Advisors, Inc. from July 1989 to March 1994,
                                               both consulting and public relations firms;
                                               former Commissioner, Port Authority of New York
                                               and New Jersey, NJ Department of Transportation,
                                               New Jersey Transit and NJ Department of
                                               Insurance.
Gary W. Wolf.....................    58      Senior Partner, Cahill Gordon & Reindel, a law
  Director since July 1996                     firm, for more than five years, and Director,
                                               Southwestern Public Service Company, an electric
                                               utility company.
George R. Zoffinger..............    48      President & CEO, Value Property Trust, since 1995,
  Director since May 1996                      a publicly owned real estate investment trust;
                                               Chairman and Director, CoreStates New Jersey
                                               National Bank since 1994; President and CEO,
                                               Constellation Bancorp from 1991 through 1994;
                                               Director, The Multicare Companies, Inc., a
                                               health care company, New Jersey Alliance for
                                               Action and New Jersey World Trade Council;
                                               Trustee, St. Peter's Medical Center, Woodbridge
                                               Economic Development Corporation and the Public
                                               Affairs Research Institute of New Jersey, Inc.
                             DIRECTORS WITH TERMS EXPIRING IN 1998
Laurence M. Downes...............    39      Chairman of the Board of Directors of the Company
  Director since 1995                          since September 1996 and President and Chief
                                               Executive Officer of the Company since July
                                               1995; employed by the Company since 1985,
                                               including Senior Vice President and Chief
                                               Financial Officer from 1990 to 1995; Trustee,
                                               Georgian Court College, Public Affairs Research
                                               Institute of New Jersey, Inc.; Member, Board of
                                               Directors of American Gas Association and
                                               Chairman of the American Gas Finance Co.
Joe B. Foster....................    62      Chairman and Chief Executive Officer of Newfield
  Director since 1994                          Exploration Company since January 1989; prior
                                               thereto, Executive Vice President, Tenneco, Inc.
                                               and Chairman of Tenneco Oil Company and Tenneco
                                               Gas Pipeline Group for more than five years;
                                               Vice Chairman of the National Petroleum Council;
                                               Member, Offshore Committee, Independent
                                               Petroleum Association of America; Director,
                                               Baker Hughes, Inc., an oil and gas services
                                               company.

                                                            BUSINESS EXPERIENCE
         NAME AND PERIOD                                   DURING PAST FIVE YEARS
       SERVED AS DIRECTOR            AGE                   AND OTHER AFFILIATIONS
---------------------------------    ---     --------------------------------------------------
Charles G. Stalon................    67      Independent Consultant on energy regulation since
  Director since 1994                          1993; Senior Economist at Argonne National
                                               Laboratory since 1991; Professor of Economics
                                               and Director, Institute of Public Utilities,
                                               Michigan State University from 1991 to 1993;
                                               Director and Senior Advisor, Putnam, Hayes &
                                               Bartlett, Inc., 1990-1991; Commissioner, Federal
                                               Energy Regulatory Commission from 1984 until
                                               1989 and the Illinois Commerce Commission from
                                               1981 until 1984; Member, Advisory Committee, Gas
                                               Research Institute.
John J. Unkles, Jr...............    66      Retired. Formerly Managing Director, Tucker
  Director since 1982                          Anthony, Inc., Morristown, NJ (investment bankers)
                                               for more than five years.
                             DIRECTORS WITH TERMS EXPIRING IN 1999
Leonard S. Coleman...............    47      President, National League of Professional Major
  Director since 1995                          League Baseball Clubs since March 1994; Executive
                                               Director, Market Development, Major League
                                               Baseball from December 1991 to March 1994; Vice
                                               President, Investment Banking, Kidder Peabody
                                               from 1988 to 1991; Director, Beneficial Corp., a
                                               financial services holding company, Omnicom
                                               Group, Inc., an advertising holding company, and
                                               Owens Corning Corp., a glass and plastics
                                               manufacturing company.
Lester D. Johnson................    64      Retired. Formerly Director from 1992 through 1995,
  Director since February 1996                 Vice Chairman and Chief Financial Officer from
                                               January 1995 to December 1995, Executive Vice
                                               President and Chief Financial Officer from March
                                               1992 to December 1994, and Senior Vice President
                                               and Chief Financial Officer from 1986 to 1992 of
                                               Consolidated Natural Gas Company.
Dorothy K. Light.................    59      Chairman & CEO, Alden Enterprises, LLC since
  Director since 1990                          January 1996; Corporate Vice President and
                                               Secretary from June 1990 to July 1995, The
                                               Prudential Insurance Company of America;
                                               Chairperson, the Prudential Foundation; Former
                                               Trustee, New Jersey Center for the Analysis of
                                               Public Issues; Former Member, New Jersey
                                               Governor's 1993 Transition Team and Economic
                                               Master Plan Commission.


     The Company and/or its subsidiaries maintain a banking relationship with CoreStates New Jersey National Bank of which Mr. Zoffinger is a director. The Company believes that all transactions with this bank were conducted at terms and rates no more favorable than those available to other similarly situated commercial customers.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During fiscal 1996, there were nine meetings of the Board of Directors. Each director attended more than 75% of the combined meetings of the Board of Directors and the Committees on which he or she served during the year, with the exception of Ms. Gluck who attended 62% of such meetings.

     The Executive Committee consists of Bruce G. Coe (Committee Chair), Laurence M. Downes, Joe B. Foster, Dorothy K. Light, Donald E. O'Neill, and Richard S. Sambol. During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company's By-Laws to exercise all the powers of the Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee met once in fiscal 1996.

     The Audit Committee, consisting of Leonard S. Coleman, Hazel S. Gluck, Warren R. Haas, Dorothy K. Light (Committee Chair), Charles G. Stalon, John J. Unkles, Jr., Gary W. Wolf and George R. Zoffinger, met four times during fiscal 1996 for the purpose of overseeing management's responsibilities for accounting, internal controls, and financial reporting. While not attempting to verify the results of any specific audit, the Committee did satisfy itself, and ultimately the Board, that these functions are being carried out responsibly. The Committee acts to assure itself of the independence of the independent accountants by reviewing each non-audit service rendered or to be rendered by the accountants. After meeting with the independent accountants to review the scope of their examination, fees, and the planned scope of future examinations, the Committee makes a recommendation to the Board for the appointment of an independent accounting firm for the following fiscal year.

     The Compensation and Benefits Committee, consisting of Bruce G. Coe, Joe B. Foster, Warren R. Haas, Lester D. Johnson, Donald E. O'Neill (Committee Chair), Richard S. Sambol, and John J. Unkles, Jr., met five times during fiscal 1996 to review and make recommendations regarding the annual compensation and benefits of all elected officers of the Company and the presidents of its subsidiaries.

     The Financial Policy Committee (previously the Finance and Pension Investment Committee), consisting of Bruce G. Coe, Joe B. Foster, Lester D. Johnson (Committee Chair), Charles G. Stalon, John J. Unkles, Jr., Gary W. Wolf and George R. Zoffinger, met three times during fiscal 1996 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, and other corporate financial and pension matters.

     The members of the Nominating Committee are Bruce G. Coe, Leonard S. Coleman, Hazel S. Gluck, Dorothy K. Light and Richard S. Sambol (Committee Chair). The purpose of the Committee is to recommend to the Board the nominees for election as directors, and to consider performance of incumbent directors to determine whether to nominate them for reelection. This Committee met four times in fiscal 1996. The Nominating Committee will consider qualified nominations for directors recommended by stockholders. Recommendations should be sent to New Jersey Resources Corporation, Office of the Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Secretary on or before September 30, 1997.

                           REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) an annual retainer of $10,800; (2) a fee of $700 for each Board meeting attended; (3) a fee of $700 for each committee meeting attended, unless the committee meeting was held on the same day as a Board meeting, in which case the committee meeting fee is $500; (4) a fee of $400 for any Board or committee meeting attended via telephone conference call; and (5) an annual retainer for each committee chairperson of $5,000. Directors also receive a one-time award of 200 shares and options to purchase 5,000 shares of the Company's common stock. An additional award of options to purchase 1,000 shares of the Company's common stock is made annually. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings. Mr. Coe, Chairman of the Board of Directors until September 11, 1996, received $50,000 in compensation annually for same, but did not receive meeting fees.

                       REMUNERATION OF EXECUTIVE OFFICERS


                   COMPENSATION AND BENEFITS COMMITTEE REPORT



     The Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors consists of seven outside, non-employee directors. In addition, as Chairman and Chief Executive Officer of the Company, Mr. Downes is a non-voting ex officio member of the Compensation Committee.


     The Compensation Committee's fundamental executive compensation philosophy is designed to attract, energize, reward and retain qualified executive personnel who will provide superior results over the long-term and enhance the Company's position in a highly competitive market. The Compensation Committee also administers awards under certain of the Company's employee benefit plans. Accordingly, the Compensation Committee reviews and makes recommendations to the Board with respect to (1) the performance of the Company's officers and the presidents of the Company's subsidiaries, (2) the compensation and other benefits of officers of the Company and the presidents of the Company's subsidiaries, and (3) benefit programs that are applicable to officers of the Company and/or its subsidiaries.


     The Compensation Committee each year has utilized a national compensation consultant (the "Consultant") to review competitive compensation levels of senior executives in the natural gas industry. Through this process, the Compensation Committee identifies the median compensation levels, both with respect to base salary and overall executive compensation packages, at the Company's peers. Many, but not all of the companies which compensation was reviewed for purposes of this comparison are contained in the Standard and Poor's Utilities Index used in the performance graph on page 12.


     The Compensation Committee employs this external data by comparing the results to the base salary and other compensation provided to senior Company executives. In this fashion, the Compensation Committee is able to assess and make recommendations to the Board with respect to both individual compensation levels and target performance levels under the Company's Officer Incentive Compensation Plan (the "Incentive Plan").

     Setting compensation levels for each executive officer is based upon the Compensation Committee's judgment as well as actual performance against established goals. Individual performance is measured in several specific areas, including the development and execution of annual operating plans, strategic plans, leadership qualities, ability to develop staff, change in leadership responsibilities and the individual's specific contributions to corporate objectives which have a significant and positive impact on the Company. Performance of the subsidiary companies is measured by comparing actual achievements to financial and strategic objectives in their annual operating plans. Company performance criteria is also measured yearly to ensure consistency with the corporate vision, mission and strategies. In making compensation decisions for

1996 the Compensation Committee reviewed executive accomplishments in total gas throughput, number of new customers, cost of adding a new customer, earnings, expenses, return on earnings, market share, operating and net income and the Company's assumption of a leadership role in natural gas-related businesses.

     The Company has established three programs providing for direct compensation of executive officers: the Base Salary Program, the Incentive Plan and the Long-Term Incentive Compensation Plan (the "Long-Term Plan"). The structure of the total executive compensation package is such that when the Company achieves its annual business objectives, the Company's senior executives receive a level of compensation approximately equivalent to the average compensation paid to executives of the Company's peers.

     Each of these three programs is discussed in greater detail below.

BASE SALARY PROGRAM


     In setting the base salary levels of each executive officer, the Compensation Committee considers the base salaries of executive officers in comparable positions in other similarly situated natural gas companies and companies of similar size in other industries. In setting levels, the Company currently targets the 50th percentile of the relevant labor market. The Compensation Committee also considers the executive's experience level, time and placement in grade and the actual performance of the executive (in view of the Company's needs and objectives). Changes in compensation are directly dependent upon individual and Company performance. Mr. Downes' base pay of $265,000 is approximately 14% below the median compensation for comparable companies.


INCENTIVE PLAN


     Under the Incentive Plan, officers and certain key employees of the Company and New Jersey Natural Gas Company, a wholly-owned subsidiary of the Company ("NJNG"), designated by the Compensation Committee may receive additional cash compensation based upon the Compensation Committee's thorough evaluation of the Company's performance against a series of performance objectives. The Compensation Committee believes that variable at-risk compensation, both annual and long-term, should make up a significant part of an executive's compensation and that the amount of this compensation component should increase with increasing levels of responsibility. Awards under the Incentive Plan are based upon a percentage of the midpoint salaries of each eligible Incentive Plan participant during the year. Threshold, target and maximum incentive award levels are established annually by the Compensation Committee for each award group.



     Individual awards are payable based on the executive's overall performance and achievement of his or her annual performance goals. Incentive award levels provide payments that are competitive within the industry when performance results are fully achieved.



     The incentive awards to executive officers for achievements in fiscal 1996 (paid in fiscal 1997), including the $70,000 incentive award made to Mr. Downes, reflect overall results that were on target for the Company and NJNG.

LONG-TERM PLAN



     The Long-Term Plan currently provides for the award of stock options (the "Stock Options"), performance units (the "Performance Units") or restricted stock (the "Service Awards") to designated employees. Since fiscal 1992 the Compensation Committee has made awards exclusively in the form of Stock Options which the Compensation Committee believes can be more directly linked to the Company's performance. As the value of the Company's stock is generally considered the strongest indicator of overall corporate performance, Stock Option awards, which allow the executive to benefit by appreciation in stock price at no direct cost to the Company, provide a strong incentive to executives by relating a portion of compensation to the future value of the Company's stock. Additionally, Stock Options encourage individuals to act as owner/managers and are an important means of fostering a mutual interest between management and shareholders. Executives did not receive awards under this Plan for fiscal 1996 because they received above average Stock Option awards for fiscal 1995, which were actually received by the executives in fiscal 1996.


OTHER

     The Company did not pay any compensation in fiscal 1996 that was not deductible by provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     With the exception of Mr. Downes, who is a non-voting ex officio member of the Compensation Committee pursuant to the Compensation Committee's charter, no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.



                  COMPENSATION AND BENEFITS COMMITTEE MEMBERS


                                     Bruce G. Coe

                                     Laurence M. Downes


                                     Joe B. Foster


                                     Warren R. Haas


                                     Lester D. Johnson


                                     Donald E. O'Neill


                                     Richard S. Sambol


                                     John J. Unkles, Jr.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------


                                                     ANNUAL COMPENSATION   LONG-TERM COMPENSATION
                                                   ----------------------------------------------
                                                                                   AWARDS
------------------------------------------------------------------------------------------------------------
                                                                                                  ALL OTHER
                                                                                                   COMPEN-
            NAME AND PRINCIPAL                       SALARY       BONUS           OPTIONS           SATION
                 POSITION                   YEAR*      ($)         ($)              (#)              ($)
------------------------------------------------------------------------------------------------------------
 Laurence M. Downes                          1996    209,375      60,000           30,000            5,140**
   Chairman, Chief                           1995    163,650      25,000           10,596            7,768
   Executive Officer                         1994    136,250      25,000            1,923            6,764
   and President
------------------------------------------------------------------------------------------------------------
 Glenn C. Lockwood                           1996    113,342      50,000            8,250            3,400**
   Senior Vice President &                   1995     86,406      15,000            1,056            2,592
   Chief Financial Officer                   1994     79,194       8,000              868            4,011
------------------------------------------------------------------------------------------------------------
 Oleta J. Harden                             1996    126,175      15,318            7,000            3,785**
   Senior Vice President,                    1995    123,440      18,764            2,089            6,201
   General Counsel & Secretary               1994    117,797      16,626            1,734            6,056
------------------------------------------------------------------------------------------------------------
 Gary A. Edinger                             1996    123,023      20,000            7,000            3,691**
   Senior Vice President --                  1995    110,085      20,000            1,766            5,441
   Energy Services NJNG                      1994     99,133      15,904            1,079            5,080
------------------------------------------------------------------------------------------------------------
 Francis X. Colford                          1996    119,058      10,000            5,000            3,572**
   Vice President &                          1995    119,128      14,000            2,037            5,953
   Controller, NJNG                          1994    116,462      11,566            1,792            6,080
------------------------------------------------------------------------------------------------------------


------------------

*  For fiscal year ended September 30.


**Represents the Company's matching contributions under the Employees'
  Retirement Savings Plan (the "Savings Plan").

                       OPTION GRANTS IN 1996 FISCAL YEAR

---------------------------------------------------------------------------------------------------------------


                                               INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                        NUMBER OF                                                     ANNUAL RATES OF STOCK
                        SECURITIES     PERCENT OF                                      PRICE APPRECIATION
                        UNDERLYING   TOTAL OPTIONS                                       FOR OPTION TERM
                         OPTIONS       GRANTED TO      EXERCISE
                         GRANTED      EMPLOYEES IN      PRICE        EXPIRATION   -----------------------------
         NAME              (#)        FISCAL YEAR     ($/SH)(1)         DATE          5% ($)        10% ($)
---------------------------------------------------------------------------------------------------------------
 Laurence M. Downes...     30,000         20.2%          27.75        11/29/05        523,551       1,326,789
---------------------------------------------------------------------------------------------------------------
 Glenn C. Lockwood....      8,250          5.5%          27.75        11/29/05        143,977         364,867
---------------------------------------------------------------------------------------------------------------
 Oleta J. Harden......      7,000          4.7%          27.75        11/29/05        122,162         309,584
---------------------------------------------------------------------------------------------------------------
 Gary A. Edinger......      7,000          4.7%          27.75        11/29/05        122,162         309,584
---------------------------------------------------------------------------------------------------------------
 Francis X. Colford...      5,000          3.4%          27.75        11/29/05         87,258         221,131
---------------------------------------------------------------------------------------------------------------


------------------

(1) Represents the fair market value at the date of grant.


                AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR

                       AND FISCAL YEAR-END OPTION VALUES


-------------------------------------------------------------------------------------------------------------


                                                                                                  VALUE OF
                                                                                NUMBER OF       UNEXERCISED
                                                                               UNEXERCISED      IN-THE-MONEY
                                                                                 OPTIONS          OPTIONS
                                                   SHARES         VALUE         AT FISCAL        AT FISCAL
                                                 ACQUIRED ON     REALIZED      YEAR-END(#)      YEAR-END($)
                     NAME                        EXERCISE(#)       ($)        -------------    --------------
-----------------------------------------------  -----------     --------     EXERCISABLE/      EXERCISABLE/
                                                                              UNEXERCISABLE    UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
  Laurence M. Downes...........................    --             --          5,071/39,396     22,371/48,369
-------------------------------------------------------------------------------------------------------------
  Glenn C. Lockwood............................    --             --           1,424/9,720      6,396/8,393
-------------------------------------------------------------------------------------------------------------
  Oleta J. Harden..............................    --             --           2,820/9,914     12,638/14,275
-------------------------------------------------------------------------------------------------------------
  Gary A. Edinger..............................    --             --           1,863/9,160      8,415/11,318
-------------------------------------------------------------------------------------------------------------
  Francis X. Colford...........................    --             --           2,944/7,937     13,250/13,823
-------------------------------------------------------------------------------------------------------------

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                 NJR               S&P 500          S&P UTILITIES
              9/91                          100                 100                 100
              9/92                          120                 111                 114
              9/93                          166                 125                 142
              9/94                          128                 130                 124
              9/95                          168                 169                 158
              9/96                          192                 203                 169


------------------


* Assumes $100 invested on September 30, 1991, in NJR stock, the S&P 500 Index and the S&P Utility Index. Cumulative total return includes reinvestment of dividends.


                                RETIREMENT PLANS

     The following table sets forth estimated annual benefits payable upon retirement (including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the "Plan") and any other defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications, and assumes a reduction of approximately 10% which is applied to married employees in order to provide the spouse a survivor's annuity of 50% of the employee's reduced retirement benefit:

                               PENSION PLAN TABLE


                           YEARS OF CREDITED SERVICE



        COMPENSATION            10        15         20         25         30         35         40         45
----------------------------  -------   -------   --------   --------   --------   --------   --------   --------
  $100,000..................  $13,399   $20,099   $ 26,799   $ 33,499   $ 40,198   $ 46,898   $ 52,523   $ 58,148
  $125,000..................  $17,112   $25,668   $ 34,224   $ 42,780   $ 51,336   $ 59,892   $ 66,923   $ 73,954
  $150,000..................  $20,824   $31,237   $ 41,649   $ 52,061   $ 62,473   $ 72,885   $ 81,323   $ 89,760
  $175,000..................  $24,537   $36,805   $ 49,074   $ 61,342   $ 73,611   $ 85,879   $ 95,723   $105,567
  $200,000..................  $28,249   $42,374   $ 56,499   $ 70,624   $ 84,748   $ 98,873   $110,123   $121,373
  $225,000..................  $31,962   $47,943   $ 63,924   $ 79,905   $ 95,886   $111,867   $124,523   $137,179
  $250,000..................  $35,674   $53,512   $ 71,349   $ 89,186   $107,023   $124,860   $138,923   $152,985
  $275,000..................  $39,387   $59,080   $ 78,774   $ 98,467   $118,161   $137,854   $153,323   $168,792
  $300,000..................  $43,099   $64,649   $ 86,199   $107,749   $129,298   $150,848   $167,723   $184,598



     For the five executives named in the Summary Compensation Table, compensation covered by the Plan equals their Base Salary.


     The number of years of credited service at normal retirement for the named executive officers are as follows:


                                                                             YEARS OF
                                     NAMES                               CREDITED SERVICE
        ---------------------------------------------------------------  ----------------
        Laurence M. Downes.............................................         37
        Glenn C. Lockwood..............................................         38
        Oleta J. Harden................................................         30
        Gary A. Edinger................................................         43
        Francis X. Colford.............................................         39


     Benefits are computed on a straight life, annuity basis. The benefits listed in the above table are not subject to deduction for Social Security or other amounts.

     To the extent benefits that would otherwise be payable to an employee under the Company's ESOP II and Savings Plans exceed the specified limits on such benefits imposed by the Internal Revenue Code of 1986, as amended (the "Code"), it is the Company's plan to pay such excess benefits to the employee at the time the employee receives payment under the Plan. These excess benefit payments would be made from the general funds of the Company. As of September 30, 1996, no employee of the Company would have been entitled to payments for benefits in excess of the Code limits under this policy.

     The Company has supplemental retirement agreements ("Supplemental Retirement Agreements") with Messrs. Downes, Lockwood, Colford and Edinger and Mrs. Harden and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the maximum amounts currently payable to Messrs. Downes, Lockwood, Colford and Edinger and Mrs. Harden under their respective Supplemental Retirement Agreements would be $250,000, $125,000, $125,000, $125,000 and $125,000, respectively.

                         CHANGE OF CONTROL ARRANGEMENTS

     Under the Long Term Plan, in the event of a change of control (as defined therein) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder.

     Pursuant to the Supplemental Retirement Agreements of Messrs. Downes, Lockwood, Colford and Edinger and Mrs. Harden, in the event of a change of control of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. Change of control of the Company is defined as a reportable change of control under the proxy rules of the Securities and Exchange Commission, including the acquisition of a 30% beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board of Directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.


     The Company has entered into agreements with each of the 5 executives named in the Summary Compensation Table that provide each such executive certain rights in the event that his or her employment with the Company is terminated within three years following the occurrence of a "Change of Control" (i) by the Company without "Cause" (i.e., conviction of a felony; gross neglect, willful malfeasance or willful gross misconduct which has had a material adverse effect on the Company or repeated material willful violations of the executive's duties which result in material damage to the Company) or (ii) by the executive for "Good Reason" (e.g., due to a material breach of the Agreement by the Company, including, without limitation, a material adverse change in the executive's position or responsibilities or a reduction of the executive's compensation). Subject to the limitation described below, upon either such termination of employment, the executive will receive three times, in the case of Mr. Downes, and two times, in all other cases, the sum of (x) his or her then annual base salary and (y) the average of his or her annual bonuses with respect to the last three calendar years ended prior to the Change of Control. However, if the executive would be subject to the excise tax imposed on "excess parachute payments", the amounts payable to the executive under this agreement will be reduced (but not below zero) to the maximum amount which may be paid without the executive being subject to such tax. In the case of Mr. Downes, this limit will only apply if it will result in his receiving a greater net after tax amount than he would have received without applying such limit. For purposes of these agreements, a "Change of Control" shall generally mean the acquisition by any person of beneficial ownership of securities representing 25% or more of the combined voting power of the Company's securities; within any 24-month period, the persons who were directors of the Company immediately before such period (the "Incumbent Directors") and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors ceasing to constitute a majority of the Board or the stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, as a result of which the shareholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power of the acquiring or surviving corporation.

                            APPOINTMENT OF AUDITORS


                            [ITEM (2) ON PROXY CARD]



                                     ITEM 2


     It is intended that the shares represented by the proxy holders will be voted for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as independent public accountants (auditors) to report to the stockholders on the financial statements of the Company for the fiscal year ending September 30, 1997. Each professional service performed by Deloitte & Touche LLP during fiscal 1996 was approved in advance or was subsequently approved and the possible effect on the auditors' independence was considered by the Audit Committee. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Deloitte & Touche LLP subject to the approval of the stockholders at the Meeting. Although submission of the appointment of independent public accountants to stockholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for stockholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the stockholders do not approve the selection of Deloitte & Touche LLP, but would reconsider its selection in light of the stockholders' action.

                THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR

                    THE APPOINTMENT OF DELOITTE & TOUCHE LLP


                            EXPENSES OF SOLICITATION


     All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay Corporate Investor Communications a fee of $6,000 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining their proxies.


                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company on or before September 12, 1997 to be considered for inclusion in the Company's Proxy Statement and for consideration at that meeting. Stockholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to $1,000 in market value and to have held such shares for at least one year prior to the date of submission.

                                 OTHER BUSINESS

     The Board does not know of any other business which may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.


                                          By Order of the Board of Directors



                                          OLETA J. HARDEN


                                            Secretary



Dated: December 20, 1996

                        NEW JERSEY RESOURCES CORPORATION

                       1415 Wyckoff Road, Wall, NJ 07719
P
R                Solicited on behalf of the BOARD OF DIRECTORS
O                 for the 1997 Annual Meeting of Stockholders
X
Y
        The undersigned hereby appoints Laurence M. Downes and Oleta J. Harden, each with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, January 29, 1997 at the PNC Bank Arts Center, Exit 116, Garden State Parkway, Holmdel, New Jersey 07733 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.

                                                                    -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                        SIDE
                                                                    -----------


    Please mark
[X] votes as in
    this example.


Unless otherwise indicated, this proxy will be voted "FOR" all nominees for election as directed and "FOR" the proposals referred to herein.

1. Election of Directors             2. To approve the     FOR  AGAINST  ABSTAIN
Nominees: Warren R. Haas,               retention of       [ ]    [ ]      [ ]
Bruce G. Coe, Hazel S. Gluck,           Deloitte & Touche,
Gary W. Wolf, George R. Zoffinger       LLP as auditors for
                                        the fiscal year
          FOR          WITHHELD         ending September 30,
          [ ]             [ ]           1997; and

[ ]                                  3. To transact any other business that may
---------------------------             properly be brought before the meeting
For all nominees except as              or any adjournment or adjournments
noted above                             thereof.

                                           MARK HERE            MARK HERE
                                          FOR ADDRESS  [ ]     IF YOU PLAN  [ ]
                                           CHANGE AND           TO ATTEND
                                          NOTE AT LEFT         THE MEETING

                                     In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.



Name __________________ Date ________ Signature __________________ Date ________